UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 21, 2026

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

104 Cooper Court
Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 649-5760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC
Warrants	TNONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 21, 2026, Tenon Medical, Inc. (the “Company”) received a written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) dated May 21, 2026, notifying the Company that it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2,500,000. In the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, the Company reported stockholders’ equity of $1,895,000, which is below the minimum stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1). In addition, the Company does not currently meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations.

Under Nasdaq rules, the Company has 45 calendar days, or until July 6, 2026, to submit a plan to regain compliance. If the Company’s plan to regain compliance is accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of the Notice for the Company to regain compliance.

The Company is presently evaluating various courses of action to regain compliance and intends to timely submit a plan to Nasdaq to regain compliance with the Nasdaq Listing Rule 5550(b)(1). However, there can be no assurance that the Company’s plan will be accepted or that if it is, the Company will be able to regain compliance and maintain its listing on The Nasdaq Capital Market. If the Company fails to submit a plan to regain compliance with the minimum stockholders’ equity standard, or the Company’s plan is not accepted, or if Nasdaq grants an extension but the Company does not regain compliance within the extension period, Nasdaq will provide notice that the Company’s securities will become subject to delisting. In such event, Nasdaq rules would permit the Company to appeal the decision to reject the Company’s proposed compliance plan or any delisting determination to a Nasdaq Hearings Panel. The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market and does not affect the Company’s business, operations, or reporting requirements with the Securities and Exchange Commission.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to regain compliance with Nasdaq’s minimum stockholders’ equity requirement, the Company’s plans to consider available options to regain compliance, and the Company’s eligibility for an additional compliance period. Forward-looking statements are based on current expectations and assumptions, are subject to risks and uncertainties, and are not guarantees of future performance. Actual results may differ materially from those anticipated in the forward-looking statements due to various factors, including but not limited to: general economic and market conditions; changes in the Company’s business strategy; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2026	TENON MEDICAL, INC.

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President

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